Exhibit 99.1

2U Reports Results for Third Quarter 2021

Delivers revenue growth of 16%

LANHAM, Md. — November 9, 2021 — 2U, Inc. (Nasdaq: TWOU), a global leader in education technology, today reported financial and operating results for the quarter ended September 30, 2021.

Results for Third Quarter 2021 Compared to Third Quarter 2020

•	Revenue increased 16% to $232.4 million

•	Degree Program Segment revenue increased 21% to $147.8 million

•	Alternative Credential Segment revenue increased 7% to $84.6 million

•	Net loss increased $7.6 million to $60.1 million, or $0.80 per share

Non-GAAP Results for Third Quarter 2021 Compared to Third Quarter 2020

•	Adjusted EBITDA improved $11.0 million to $14.7 million

•	Adjusted net loss increased $0.9 million to $17.5 million, or $0.23 per share

“Our strong third quarter results were led by continued growth in our degree business, including increasing demand for our expanding portfolio of undergraduate offerings,” said Christopher “Chip” Paucek, 2U’s Co-Founder and Chief Executive Officer. “We believe the upcoming closing of the edX transaction will only strengthen our business and transform 2U into a leading education platform company, with edX operating as our consumer brand and home to a global marketplace of over 3,500 free-to-degree online educational offerings from the world’s most respected universities and companies.”

Paul Lalljie, 2U’s Chief Financial Officer, added, “Third quarter revenue growth of 16% reflects sustained momentum, and we remain disciplined in optimizing growth, profitability and cash flow. Our updated full-year guidance reflects increased expectations for our standalone business and the impact from edX for the remainder of the year assuming a mid-November closing date.”

Discussion of Third Quarter 2021 Results

Revenue totaled $232.4 million, a 16% increase from $201.1 million in the third quarter of 2020. This increase was driven by a 21% increase in Degree Program Segment revenue to $147.8 million, primarily due to growth in full course equivalent (“FCE”) enrollments of 10,000, or 21%, and a 7% increase in Alternative Credential Segment revenue to $84.6 million, primarily due to an increase in the average revenue per FCE enrollment of $767, or 22%. FCE enrollments increased 10% over the prior year period to 78,016.

Costs and expenses for the third quarter totaled $275.9 million, a 12% increase from $247.0 million in the third quarter of 2020. This increase was primarily driven by increased operational expense to support revenue growth and the acquisition of edX.

As of September 30, 2021, the company’s cash, cash equivalents, and restricted cash totaled $951.3 million, an increase of $432.4 million from $518.9 million as of December 31, 2020. Cash used in operations of $3.1 million and cash used in investing activities of $12.6 million for the nine months ended September 30, 2021 was offset by cash provided by financing activities of $450.5 million.

Recent Developments

In early November, the company received the approvals from the Massachusetts Attorney General and the Massachusetts Supreme Court required in connection with the edX acquisition. The acquisition is expected to close in mid-November.

On November 4, 2021, the company borrowed an additional $100 million under its existing senior secured Term Loan B. The incremental borrowings have an original issue discount of 2%. Except to provide for the incurrence of the incremental loan, the terms of the credit agreement were not materially changed.

Business Outlook for Fiscal Year 2021

The company provided updated guidance for the full-year 2021 for the following metrics:

•	Revenue to range from $935.0 million to $955.0 million, or growth of 21% to 23%

•	Net loss to range from $200.0 million to $190.0 million

•	Adjusted EBITDA to range from $60.0 million to $70.0 million

Non-GAAP Measures

To provide investors and others with additional information regarding 2U’s results, the company has disclosed the following non-GAAP financial measures: adjusted EBITDA (loss), unlevered free cash flow, adjusted net income (loss), and adjusted net income (loss) per share. The company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The company defines adjusted EBITDA (loss) as net income or net loss, as applicable, before net interest income (expense), other income (expense), net, taxes, depreciation and amortization expense, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, stockholder activism costs, certain litigation-related costs, consisting of fees for certain non-ordinary course litigation and other proceedings, impairment charges, losses on debt extinguishment, and stock-based compensation expense. The company defines unlevered free cash flow as net cash provided by (used in) operating activities, less capital expenditures, payments to university clients, certain non-ordinary cash payments, and cash interest payments on debt. The company defines adjusted net income (loss) as net income or net loss, as applicable, before other income (expense), net, acquisition-related gains or losses, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, stockholder activism costs, certain litigation-related costs, consisting of fees for certain non-ordinary course litigation and other proceedings, impairment charges, losses on debt extinguishment, and stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods that result in adjusted net income, and basic weighted-average shares outstanding for periods that result in an adjusted net loss. Some of the adjustments described in the definitions of adjusted EBITDA (loss), unlevered free cash flow, and adjusted net income (loss) may not be applicable in any given reporting period and they may vary from period to period.

The company’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, to understand cash that is generated by or available for operational expenses and investment in the business after capital expenditures, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate the company’s financial performance. Management believes these non-GAAP financial measures reflect the company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in the company’s business as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The use of adjusted EBITDA (loss), unlevered free cash flow, adjusted net income (loss), and adjusted net income (loss) per share measures has certain limitations, as they do not reflect all items of income and expense that affect the company’s operations. The company compensates for these limitations by reconciling the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

Conference Call Information

What:	2U’s third quarter 2021 financial results conference call
When:	Tuesday, November 9, 2021
Time:	4:30 p.m. ET
Live Call:	(833) 921-1673
Conference ID #:	9368677
Webcast:	investor.2U.com

About 2U, Inc. (Nasdaq: TWOU)

Eliminating the back row in higher education is not just a metaphor—it’s our mission. For more than a decade, 2U, Inc., a global leader in education technology, has been a trusted partner and brand steward of great universities. We build, deliver, and support more than 550 digital and in-person educational offerings, including undergraduate and graduate degrees, professional certificates, boot camps, and GetSmarter short courses. Together with our partners, 2U has positively transformed the lives of more than 350,000 students and lifelong learners. To learn more, visit 2U.com. #NoBackRow

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding 2U, Inc.’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding future results of operations and financial position of 2U, including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. The company undertakes no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, but not limited to:

•	trends in the higher education market and the market for online education, and expectations for growth in those markets;

•	the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies;

•	the impact of competition on the company’s industry and innovations by competitors;

•	the company’s ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security;

•	the company’s expectations about the potential benefits of its cloud-based software-as-a-service technology and technology-enabled services to university clients and students;

•	the company’s dependence on third parties to provide certain technological services or components used in its platform;

•	the company’s expectations about the predictability, visibility and recurring nature of its business model;

•	the company’s ability to meet the anticipated launch dates of its degree programs, short courses and boot camps;

•	the company’s ability to acquire new university clients and expand its degree programs, short courses and boot camps with existing university clients;

•	the company’s ability to consummate the edX Acquisition (as defined below) and realize the anticipated benefits of the edX Acquisition;

•

the company’s ability to successfully integrate the operations of its acquisitions, including the pending edX acquisition, to achieve the expected benefits of its acquisitions and manage, expand and grow the combined company;

•	the company’s ability to refinance its indebtedness on attractive terms, if at all, to better align with its focus on profitability;

•

the company’s ability to service its substantial indebtedness and comply with the covenants and conversion obligations contained in the indenture governing its convertible senior notes and the term loan agreement governing its term loan facility;

•	the company’s ability to generate sufficient future operating cash flows from recent acquisitions to ensure related goodwill is not impaired;

•	the company’s ability to execute its growth strategy in the international, undergraduate and non-degree alternative markets;

•	the company’s ability to continue to recruit prospective students for its offerings;

•	the company’s ability to maintain or increase student retention rates in its degree programs;

•	the company’s ability to attract, hire and retain qualified employees;

•	the company’s expectations about the scalability of its cloud-based platform;

•	potential changes in regulations applicable to the company or its university clients;

•	the company’s expectations regarding the amount of time its cash balances and other available financial resources will be sufficient to fund its operations;

•	the impact and cost of stockholder activism;

•	the impact of any natural disasters or public health emergencies, such as the coronavirus disease 2019 (“COVID-19”) pandemic;

•	the company’s expectations regarding the effect of the capped call transactions and regarding actions of the option counterparties and/or their respective affiliates; and

•	other factors beyond the company’s control.

These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as amended and supplemented by risks and uncertainties under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and other SEC filings. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ken Goff, 2U, Inc., investorinfo@2U.com

Media Contact: Glenda Felden, 2U, Inc., media@2U.com

2U, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$934,348	$500,629
Restricted cash	16,976	18,237
Accounts receivable, net	95,390	46,663
Prepaid expenses and other assets	68,388	39,353

Total current assets	1,115,102	604,882
Property and equipment, net	48,006	52,734
Right-of-use assets	77,940	60,785
Goodwill	414,004	415,830
Amortizable intangible assets, net	291,427	312,770
Other assets, non-current	87,003	97,263

Total assets	$2,033,482	$1,544,264

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$155,116	$130,674
Deferred revenue	96,984	75,493
Lease liability	11,243	10,024
Other current liabilities	37,033	21,178

Total current liabilities	300,376	237,369
Long-term debt	742,769	273,173
Deferred tax liabilities, net	1,295	2,810
Lease liability, non-current	103,024	83,228
Other liabilities, non-current	6,553	6,694

Total liabilities	1,154,017	603,274

Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 74,749,601 shares issued and outstanding as of September 30, 2021; 72,451,521 shares issued and outstanding as of December 31, 2020	75	72
Additional paid-in capital	1,714,647	1,646,574
Accumulated deficit	(823,377)	(695,872)
Accumulated other comprehensive loss	(11,880)	(9,784)

Total stockholders’ equity	879,465	940,990

Total liabilities and stockholders’ equity	$2,033,482	$1,544,264

2U, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$232,376	$201,073	$702,058	$559,239
Costs and expenses
Curriculum and teaching	30,869	30,153	98,805	76,887
Servicing and support	33,898	32,536	101,947	93,363
Technology and content development	43,106	40,223	128,539	113,040
Marketing and sales	118,300	100,068	346,181	297,624
General and administrative	49,736	44,000	144,342	127,207

Total costs and expenses	275,909	246,980	819,814	708,121

Loss from operations	(43,533)	(45,907)	(117,756)	(148,882)
Interest income	474	713	1,188	1,380
Interest expense	(16,945)	(7,564)	(33,014)	(19,575)
Loss on debt extinguishment	—	—	(1,101)	(11,671)
Other income (expense), net	(425)	42	22,730	(1,659)

Loss before income taxes	(60,429)	(52,716)	(127,953)	(180,407)
Income tax benefit	319	162	448	1,580

Net loss	$(60,110)	$(52,554)	$(127,505)	$(178,827)

Net loss per share, basic and diluted	$(0.80)	$(0.77)	$(1.72)	$(2.69)

Weighted-average shares of common stock outstanding, basic and diluted	74,691,521	68,580,439	74,266,999	66,368,686

Other comprehensive income (loss)
Foreign currency translation adjustments, net of tax of $0 for all periods presented	(4,268)	1,667	(2,096)	(13,044)

Comprehensive loss	$(64,378)	$(50,887)	$(129,601)	$(191,871)

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(127,505)	$(178,827)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense	28,278	13,161
Depreciation and amortization expense	77,577	71,406
Stock-based compensation expense	74,745	63,962
Non-cash lease expense	13,518	11,181
Loss on sublease	4,845	—
Provision for credit losses	5,712	2,703
Loss on debt extinguishment	1,101	11,671
Gain on sale of investment	(27,762)	—
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable, net	(54,689)	(65,095)
Prepaid expenses and other assets	(31,237)	(14,982)
Accounts payable and accrued expenses	24,249	38,018
Deferred revenue	21,960	43,138
Other liabilities, net	(16,028)	(5,680)
Other	2,100	2,486

Net cash used in operating activities	(3,136)	(6,858)
Cash flows from investing activities
Purchase of a business, net of cash acquired	—	(949)
Additions of amortizable intangible assets	(45,179)	(46,750)
Purchases of property and equipment	(5,397)	(5,516)
Purchase of investment	(1,000)	—
Proceeds from sale of investment	38,762	—
Advances repaid by university clients	200	925
Other	56	—

Net cash used in investing activities	(12,558)	(52,290)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	—	299,796
Proceeds from debt	469,595	371,681
Payments on debt	(2,203)	(250,479)
Purchases of capped calls in connection with issuance of convertible senior notes	—	(50,540)
Prepayment premium on extinguishment of senior secured term loan facility	—	(2,528)
Payment of debt issuance costs	(10,259)	(3,419)
Tax withholding payments associated with settlement of restricted stock units	(14,543)	(470)
Proceeds from exercise of stock options	6,101	3,123
Proceeds from employee stock purchase plan share purchases	1,773	1,771

Net cash provided by financing activities	450,464	368,935
Effect of exchange rate changes on cash	(2,312)	(92)

Net increase in cash, cash equivalents and restricted cash	432,458	309,695
Cash, cash equivalents and restricted cash, beginning of period	518,866	189,869

Cash, cash equivalents and restricted cash, end of period	$951,324	$499,564

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of adjusted EBITDA (loss) to net loss for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands, except share and per share amounts)
Net loss	$(60,110)	$(52,554)	$(127,505)	$(178,827)
Stock-based compensation expense	25,022	22,001	74,745	63,962
Other (income) expense, net	425	(42)	(22,730)	1,659
Amortization of acquired intangible assets	10,376	10,669	31,408	32,057
Income tax benefit on amortization of acquired intangible assets	(251)	(347)	(845)	(1,057)
Loss on debt extinguishment	—	—	1,101	11,671
Other*	7,083	3,682	11,034	10,835

Adjusted net loss	(17,455)	(16,591)	(32,792)	(59,700)

Net interest expense	16,471	6,851	31,826	18,195
Income tax expense (benefit)	(68)	185	397	(523)
Depreciation and amortization expense	15,792	13,267	46,169	39,349

Adjusted EBITDA (loss)	$14,740	$3,712	$45,600	$(2,679)

Net loss per share, basic and diluted	$(0.80)	$(0.77)	$(1.72)	$(2.69)

Adjusted net loss per share, basic and diluted	$(0.23)	$(0.24)	$(0.45)	$(0.90)

Weighted-average shares of common stock outstanding, basic and diluted	74,691,521	68,580,439	74,266,999	66,368,686

*

Includes (i) transaction and integration expense of $0.8 million and $0.4 million for the three months ended September 30, 2021 and 2020, respectively, and $2.6 million and $1.5 million for the nine months ended September 30, 2021 and 2020, respectively, (ii) restructuring-related expense of $5.4 million and $2.7 million for the three months ended September 30, 2021 and 2020, respectively, and $7.2 million and $3.2 million for the nine months ended September 30, 2021 and 2020, respectively, and (iii) stockholder activism and litigation-related expense of $0.8 million and $0.6 million for the three months ended September 30, 2021 and 2020, respectively, and $1.2 million and $6.2 million for the nine months ended September 30, 2021 and 2020, respectively.

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of unlevered free cash flow to net cash provided by operating activities for each of the twelve-month periods indicated:

	Twelve Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(in thousands)
Net cash provided by operating activities	$33,325	$34,054	$47,094	$29,604
Additions to amortizable intangible assets	(61,213)	(60,154)	(61,195)	(62,784)
Purchases of property and equipment	(6,398)	(4,715)	(4,919)	(6,517)
Payments to university clients	8,800	8,550	6,550	5,800
Non-ordinary cash payments*	11,199	15,739	15,530	19,379

Free cash flow	(14,287)	(6,526)	3,060	(14,518)
Cash interest payments on debt	9,046	9,075	5,923	10,785

Unlevered free cash flow	$(5,241)	$2,549	$8,983	$(3,733)

*	Includes transaction, integration, restructuring-related, stockholder activism, and litigation-related expense.

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of adjusted EBITDA guidance to net loss guidance, at the midpoint of the ranges provided by the company, for the period indicated:

Year Ending December 31, 2021
(in millions)
Net loss	$(195.0)
Stock-based compensation expense	101.0
Amortization of acquired intangible assets	57.5
Loss on debt extinguishment	1.0
Other	(17.0)

Adjusted net loss	(52.5)

Net interest expense	55.0
Income tax benefit	(0.5)
Depreciation and amortization expense	63.0

Adjusted EBITDA	$65.0

2U, Inc.

Key Financial Performance Metrics

(unaudited)

Full Course Equivalent Enrollments

Degree Program Segment

The following table presents the FCE enrollments and average revenue per FCE enrollment in the company’s Degree Program Segment for the last eight quarters.

	Q3 ‘21	Q2 ‘21	Q1 ‘21	Q4 ‘20	Q3 ‘20	Q2 ‘20	Q1 ‘20	Q4 ‘19
Degree Program Segment FCE enrollments	57,842	60,429	60,007	58,425	47,842	46,142	45,734	41,704
Degree Program Segment average revenue per FCE enrollment	$2,555	$2,420	$2,431	$2,234	$2,551	$2,507	$2,590	$2,595

Alternative Credential Segment

The following table presents the FCE enrollments and average revenue per FCE enrollment in the company’s Alternative Credential Segment for the last eight quarters.

	Q3 ‘21	Q2 ‘21	Q1 ‘21	Q4 ‘20	Q3 ‘20	Q2 ‘20	Q1 ‘20	Q4 ‘19
Alternative Credential Segment FCE enrollments	20,174	23,679	21,078	22,190	23,067	20,435	15,141	14,639
Alternative Credential Segment average revenue per FCE enrollment*	$4,193	$3,843	$4,108	$3,821	$3,426	$3,279	$3,766	$3,883

*

The Trilogy acquisition was completed on May 22, 2019. Average revenue per FCE enrollment for the company’s Alternative Credential Segment includes $1.9 million of purchase accounting adjustments for the fourth quarter of 2019.